Exhibit 99.2

1 Trademark of Trinseo PLC or its affiliates First Quarter 2026 Financial Results April 30, 2026

2 Disclosure Rules Disclosure Rules This presentation may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” ”estimate,” “see,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to continue as a going concern; our ongoing discussions with our financial stakeholders; our significant levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existing indebtedness; deterioration of our credit profile limiting our access to commercial credit; unexpected payment obligations or liabilities which could create liquidity challenges; conditions in the global economy and capital markets, including persistent decreased customer demand and the impact of tariffs on global trade relations; our ability to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; increased energy costs; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q1 2026 Results • Net loss of $116 million and EPS of negative $3.20 included $31 million of pre-tax charges, primarily related to ongoing lender negotiations and asset restructuring programs • Adjusted EBITDA* of $53 million included $6 million of currency losses and was $12 million below prior year, primarily due to $26 million of polycarbonate technology licensing income in the prior year, partially offset by savings from previously announced restructuring actions in the current year • Uncertainty and volatility continue to characterize the prevailing market conditions * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • First quarter cash used in operating activities of $233 million and capital expenditures of $11 million resulted in Free Cash Flow* of negative $244 million • First quarter ending cash of $114 million (of which $4 million was restricted) and total liquidity of $114 million • Free Cash Flow* was impacted by three primary factors: typical first quarter seasonality, a contraction in trade credit from suppliers and other counterparties, and higher raw material costs Q1 Highlights • Continued focus on expansion of our strategic businesses, with 12% higher volumes in our growth platforms and 6% higher volumes in our recycled content containing sales • Restructuring initiatives on track and on target • Progressing on discussions with financial stakeholders to improve our capital structure

4 Q1 2026 Sales and Volume Summary Q1 Net sales in $millions Q1 Volume variances exclude styrene-related sales First Quarter Volume Drivers: Europe • Lower volumes in polystyrene and paper & board and textile, primarily from competitive pressures • Lower volumes in MMA due to closure of our virgin MMA production facilities in Italy • Partial offset from higher volumes in ABS and PMMA sheets due to share gain U.S. • Higher volumes in PMMA resins and ABS due to share gain • Higher volumes in paper & board and textile from commercial initiatives Asia • Growth from continued PMMA geographic expansion • Growth in CASE from new products and market penetration • Lower demand in Polymer Solutions Net Sales Global $725 Sales Volume YoY: (4)% Sales Volume YoY: (11)% Sales Volume YoY: 0% Sales Volume YoY: 6% Europe $336 U.S. $224 Asia-Pacific $136 Rest of World $29

5 Trinseo Q1 2026 Financial Results Net Sales • Adjusted EBITDA* of $53 million was $12 million below prior year due to $26 million of polycarbonate licensing income in the prior year, partially offset by savings from restructuring initiatives in the current year • First quarter results included by $6 million of currency losses • Equity affiliate income at Americas Styrenics was $4 million above prior year mainly driven by stronger styrene and polystyrene performance * See Appendix for a reconciliation of non-GAAP measures $725 ($116) $785 ($79) Net Sales Net Loss Net Sales & Net Loss ($MM) Q1'26 Q1'25 $53 $65 Q1'26 Q1'25 Adjusted EBITDA* ($MM) ($3.20) ($2.06) ($2.22) ($1.37) Diluted EPS Adj EPS* EPS ($) Q1'26 Q1'25 Vol Price FX (4%) (9%) 5%

6 Engineered Materials • Adjusted EBITDA was $8 million above prior year, mainly driven by: i) savings achieved from the closure of our virgin MMA production facilities in Italy, ii) share gain in PMMA products in Europe and iii) strategic margin expansion initiatives for our surfaces products in North America • Volumes of recycled content containing products in Engineered Materials grew 7% for the quarter $263 $277 Qtr1 2026 Qtr1 2025 Net Sales ($MM) $34 $26 Qtr1 2026 Qtr1 2025 Adjusted EBITDA ($MM) 72 72 Qtr1 2026 Qtr1 2025 Volume (kt) Vol Price FX Total (4%) (4%) 3% (5%)

7 • Adjusted EBITDA was $8 million below prior year due to weak demand and low margins in paper & board and textile applications mainly in Europe • Sales volumes in CASE and battery binders increased 12% and 80%, respectively, over prior year as we continue to grow our portfolio Latex Binders $197 $209 Qtr1 2026 Qtr1 2025 Net Sales ($MM) $16 $24 Qtr1 2026 Qtr1 2025 Adjusted EBITDA ($MM) 98 98 Qtr1 2026 Qtr1 2025 Volume (kt) Vol Price FX Total 1% (13%) 5% (6%)

8 Polymer Solutions • Adjusted EBITDA of $24 million was $20 million below prior year primarily due to $26 million of polycarbonate licensing income in the prior year, partially offset by margin improvement from mix • Higher ABS volumes in North America from share gain were offset by lower polystyrene volumes in Europe due to strategically optimized customer mix * Volume excludes styrene-related sales $265 $298 Qtr1 2026 Qtr1 2025 Net Sales ($MM) $24 $44 Qtr1 2026 Qtr1 2025 Adjusted EBITDA ($MM) 162 174 Qtr1 2026 Qtr1 2025 Volume* (kt) Vol Price FX Total (7%) (11%) 7% (11%)

9 $107 $5 $2 Liquidity (Q1 2026) Cash and Borrowing Facilities ($ millions) Revolving Credit Facility1 AR Securitization2 Cash3 $114MM Combined Cash and Availability under Committed Facilities4 Liquidity Details: 1. Revolving Credit Facility available funds of $2 million is net of $33 million outstanding letters of credit 2. $140 million drawn against borrowing base of $145 million; total facility capacity $150 million 3. Cash of $107 million excludes restricted cash of $4 million and cash held by certain unrestricted subsidiaries (as defined under our Credit Agreement) of $3 million 4. We continue to engage and negotiate with our financial stakeholders to improve our capital structure; please reference our most recently filed Form 10-Q for relevant disclosures

10 Appendix

Segment Information

TRINSEO

(in $millions, unless noted)	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26	2024	2025
Engineered Materials	78	88	74	71	72	76	70	63	72	310	282
Latex Binders	119	111	106	97	98	92	97	93	98	434	380
Polymer Solutions	204	174	167	172	174	165	166	161	162	718	666
Trade Volume* (kt)	**402**	**374**	**347**	**340**	**345**	**334**	**333**	**317**	**331**	**1,462**	**1,329**
Engineered Materials	283	324	294	276	277	293	273	240	263	1,177	1,085
Latex Binders	241	252	242	218	209	204	198	176	197	954	788
Polymer Solutions	380	344	331	327	298	287	271	246	265	1,382	1,102
Net Sales	**904**	**920**	**868**	**821**	**785**	**784**	**743**	**663**	**725**	**3,513**	**2,975**
Engineered Materials	10	32	34	27	26	31	34	27	34	102	117
Latex Binders	26	26	26	19	24	17	17	9	16	95	67
Polymer Solutions	29	16	23	17	44	5	4	15	24	86	69
Americas Styrenics	6	16	4	(10)	(2)	8	(2)	(7)	2	15	(3)
Corporate	(26)	(23)	(20)	(26)	(28)	(20)	(22)	(18)	(23)	(95)	(88)
Adjusted EBITDA**	**45**	**67**	**66**	**26**	**65**	**42**	**30**	**26**	**53**	**204**	**163**
Adj EBITDA Variance Analysis											
Net Timing** Impacts - Fav/(Unfav)											
Engineered Materials	(7)	0	1	(1)	(0)	(1)	(1)	(3)	(3)	(6)	(5)
Latex Binders	2	(1)	1	0	1	(2)	(1)	(1)	1	2	(3)
Polymer Solutions	18	(9)	2	(9)	8	(8)	(7)	(2)	10	2	(8)
Net Timing* Impacts - Fav/(Unfav)**	**13**	**(10)**	**3**	**(9)**	**9**	**(10)**	**(9)**	**(6)**	**7**	**(2)**	**(16)**

*Trade volume excludes styrene-related sales

**See this Appendix for a reconciliation of non-GAAP measures

***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

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US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26	2024	2025
Net Loss	(75.5)	(67.8)	(87.3)	(117.9)	(79.0)	(105.5)	(109.7)	(251.4)	(115.9)	(348.5)	(545.6)
Interest expense, net	63.0	64.7	72.3	67.5	66.6	69.5	70.6	67.1	78.7	267.5	273.8
Provision for (benefit from) income taxes	5.4	20.3	3.4	1.4	6.6	2.5	8.3	25.2	9.4	30.5	42.6
Depreciation and amortization	45.0	46.6	48.3	70.3	36.0	59.8	56.4	139.4	49.8	210.2	291.6
EBITDA	37.9	63.8	36.7	21.3	30.2	26.3	25.6	(19.7)	22.0	159.7	62.4
Other items	1.3	2.5	0.9	1.7	2.3	2.9	1.1	3.4	25.0	6.4	9.7
Restructuring and other charges	9.4	4.0	28.5	2.8	7.4	10.8	3.7	42.0	9.2	44.7	63.9
Loss on financing transactions	-	-	-	-	24.9	1.6	-	-	-	-	26.5
Net gain on disposition of businesses and assets	(3.6)	(3.5)	-	-	-	-	-	-	(3.6)	(7.1)	-
Adjusted EBITDA	45.0	66.8	66.1	25.8	64.8	41.6	30.4	25.7	52.6	203.7	162.5
Adjusted EBITDA to Adjusted Net Income											
Adjusted EBITDA	45.0	66.8	66.1	25.8	64.8	41.6	30.4	25.7	52.6	203.7	162.5
Interest expense, net	63.0	64.7	72.3	67.5	66.6	69.5	70.6	67.1	78.7	267.5	273.8
Provision for (benefit from) income taxes - Adjusted	4.2	5.9	3.5	6.4	1.2	2.8	3.9	9.6	9.6	20.0	17.5
Depreciation and amortization - Adjusted	46.3	47.9	47.8	46.4	45.5	44.9	42.6	41.1	38.9	188.4	174.1
Adjusted Net Income (Loss)	(68.5)	(51.7)	(57.5)	(94.5)	(48.5)	(75.6)	(86.7)	(92.1)	(74.6)	(272.2)	(302.9)
Wtd Avg Shares - Diluted (000)	*35,250*	*35,307*	*35,360*	*35,403*	*35,513*	*35,674*	*35,959*	*35,995*	*36,205*	*35,330*	*35,787*
Adjusted EPS - Diluted ($)	*(1.94)*	*(1.46)*	*(1.63)*	*(2.67)*	*(1.37)*	*(2.12)*	*(2.41)*	*(2.56)*	*(2.06)*	*(7.71)*	*(8.46)*
Adjustments by Statement of Operations Caption											
Loss on extinguishment of long-term debt	-	-	*0.6*	-	*0.2*	-	-	-	-	*0.6*	*0.2*
Cost of sales	-	-	-	-	-	-	-	-	*0.8*	-	-
SG&A	*7.1*	*6.5*	*29.6*	*4.5*	*34.4*	*16.0*	*4.8*	*47.6*	*30.4*	*47.7*	*102.8*
Other expense (income), net	-	*(3.5)*	*(0.8)*	-	-	*(0.7)*	-	*(2.2)*	*(0.6)*	*(4.3)*	*(2.9)*
Total EBITDA Adjustments	*7.1*	*3.0*	*29.4*	*4.5*	*34.6*	*15.3*	*4.8*	*45.4*	*30.6*	*44.0*	*100.1*
Free Cash Flow Reconciliation											
Cash provided by (used in) operating activities	(66.2)	(41.9)	8.8	85.1	(110.2)	6.8	(21.6)	22.6	(232.9)	(14.2)	(102.4)
Capital expenditures	(15.7)	(14.2)	(12.2)	(21.2)	(8.7)	(9.8)	(16.5)	(16.0)	(11.3)	(63.3)	(51.0)
Free Cash Flow	(81.9)	(56.1)	(3.4)	63.9	(118.9)	(3.0)	(38.1)	6.6	(244.2)	(77.5)	(153.4)

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated April 30, 2026. Totals may not sum due to rounding.

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